Exhibit 1

SUMMARY OF THE RESOLUTIONS ADOPTED BY THE SHAREHOLDERS AT THE ANNUAL ORDINARY GENERAL SHAREHOLDERS’ MEETING AND AT THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING OF VISTA ENERGY, S.A.B. DE C.V., HELD ON APRIL 23RD, 2024.

In Mexico City, United Mexican States, at 10:00 a.m. on April 23rd, 2024, the shareholders of Vista Energy, S.A.B. de C.V. (the “Company”), gathered at the meeting room located at Torre Virreyes, Pedregal No. 24, Floor 24, Colonia Molino del Rey, Zip Code 11040, Miguel Hidalgo, in order to hold the annual ordinary general shareholders’ meeting (the “Annual Ordinary General Meeting”) and an extraordinary general shareholders’ meeting (the “Extraordinary General Meeting”), to which they were duly and previously called by means of the notice published on March 11th, 2024, through the Electronic System of Publications of Commercial Companies (Sistema Electrónico de Publicaciones de Sociedades Mercantiles) of the Ministry of Economy (Secretaría de Economía).

The teller (escrutador), after reviewing the deposit certificates (constancias de depósito) and other documents exhibited by the attendees to evidence their legal capacity, certified that (i) with respect to the Annual Ordinary General Meeting, 65,474,269 shares of the 97,190,833 outstanding shares with voting rights (i.e., 67.36%) of the capital stock of the Company were represented, a percentage sufficient to hold the Annual Ordinary General Meeting, in accordance with Article Twenty-Third of the Company’s bylaws in force, and (ii) with respect to the Extraordinary General Meeting, 96,102,459 shares of the 97,190,833 outstanding shares with voting rights (i.e., 98.88%) of the Company’s capital stock were represented, which is sufficient percentage to hold the Extraordinary General Meeting, in accordance with Article Twenty-Third of the Company’s bylaws in force. Therefore, the Annual Ordinary General Meeting and subsequently, the Extraordinary General Meeting were declared as legally convened.

With respect to each of the items of the Agenda addressed and discussed in the Annual Ordinary General Meeting and in the Extraordinary General Meeting, below are (i) the resolutions adopted in this respect by the shareholders represented at both the Annual Ordinary General Meeting and the Extraordinary General Meeting, as well as (ii) the vote tally of the shares represented at such Annual Ordinary General Meeting and in the Extraordinary General Meeting.

ANNUAL ORDINARY GENERAL MEETING

FIRST ITEM OF THE AGENDA

Presentation, discussion and, if appropriate, approval of the Company’s Chief Executive Officer report prepared in accordance with Article 172 of the LGSM and Articles 28, section IV and 44, section XI of the Securities Market Law (Ley del Mercado de Valores; “LMV”), same which includes the presentation of the individual and consolidated financial statements of the Company, together with the external auditor´s report, in connection with the results and operations of the Company for the corporate year ended on December 31, 2023, as well as the Board of Director’s opinion regarding the content of such report issued by the Chief Executive Officer of the Company.

Below is an excerpt of the resolution adopted at the Annual Ordinary General Meeting in connection with the first item of the Agenda:

“For all legal purposes, the report issued by the Chief Executive Officer of the Company with respect to the results and operations of the Company for the period between January 1 to December 31, 2023, rendered in accordance with Article 172 of the General Law of Commercial Companies (Ley General de Sociedades Mercantiles), Articles 28, section IV and 44, section XI of the Securities Market Law (Ley del Mercado de Valores), in order to comply with the provisions of Article 28, section IV, subsection b) of the aforementioned Securities Market Law (Ley del Mercado de Valores) and Article Forty Second of the Company’s By-Laws is hereby deemed as submitted and approved, in the terms in which such report was made available to the shareholders of the Company.

Likewise, for all legal purposes, the opinion rendered by the Board of Directors of the Company regarding the content of the report submitted by the Company’s Chief Executive Officer and approved by the shareholders of the Company, as provided above, in compliance with Article 28, section IV, subsection c) of the Securities Market Law (Ley del Mercado de Valores) is hereby deemed as submitted and approved, in the terms in which such opinion was made available to the shareholders of the Company.

Lastly, for all legal purposes, the report issued by Mancera, S.C., Member of Ernst Young Global Limited as external auditor of the Company with respect to the consolidated financial statements of the Company and subsidiaries which comprise the statement of financial consolidated position as of December 31, 2023, and the related income statement, and other consolidated comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the period ended on such date, as well as the explanatory notes to the financial statements, including a summary of the significant accounting policies, stating that the consolidated financial statements present fairly, in all material aspects, the consolidated financial position of the Company and subsidiaries as of December 31, 2023, as well as its financial performance and cash flows for the period ended as of such date, in accordance with the International Financial Reporting Standards, in each case, in the terms in which such report was made available to the shareholders of the Company.”

With respect to the first item of the Agenda, the shareholders’ representatives announced the proxy vote with respect to the 65,474,269 shares present and represented at the Annual Ordinary General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 51,741,412 shares, (ii) dissenting vote of 5,697 shares, and (iii) abstention of 13,727,160 shares.

SECOND ITEM OF THE AGENDA

Presentation, discussion, and, if appropriate, approval of the Company’s Board of Directors report pursuant to Article 172, section b) of the LGSM, on the main accounting and reporting policies and criteria used by the Company in the preparation of its financial information.

Below is an excerpt of the resolution adopted at the Annual Ordinary General Meeting in connection with the second item of the Agenda:

“For all legal purposes, the report prepared by the Board of Directors of the Company pursuant to Article 172, section b), of the General Law of Commercial Companies (Ley General de Sociedades Mercantiles) regarding the main accounting and reporting policies and criteria followed by the Company in the preparation of the financial information, is hereby deemed as submitted and approved in the terms in which such report was made available to the shareholders of the Company”.

With respect to the second item of the Agenda, the shareholders’ representatives announced the proxy vote with respect to the 65,474,269 shares present and represented at the Annual Ordinary General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 52,745,781 shares, (ii) dissenting vote of 10,099 shares and (iii) abstention of 12,718,389 shares.

THIRD ITEM OF THE AGENDA

Presentation, discussion, and, if appropriate, approval of the Company’s Board of Directors report on the operations and activities in which such Board of Directors intervened pursuant to Article 28, section IV, subsection e) of the LMV.

Below is an excerpt of the resolution adopted at the Annual Ordinary General Meeting in connection with the third item of the Agenda:

“For all legal purposes, the report issued by the Board of Directors of the Company pursuant to Article 28, section IV, subsection e) of the Securities Market Law (Ley del Mercado de Valores) regarding to the operations and activities in which such Board of Directors intervened during the fiscal year ended on December 31, 2023, as provided in the Securities Market Law (Ley del Mercado de Valores), is hereby deemed as submitted and approved, and each and every one of the actions carried out by the Board of Directors of the Company in exercise of its authorities, as provided in such report, are hereby ratified, in the terms in which such report was made available to the shareholders of the Company”.

With respect to the third item of the Agenda, the shareholders’ representatives announced the proxy vote with respect to the 65,474,269 shares present and represented at the Annual Ordinary General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 48,617,765 shares, (ii) dissenting vote of 4,117,718 shares, and (iii) abstention of 12,738,786 shares.

FOURTH ITEM OF THE AGENDA

Presentation, discussion, and, if appropriate, approval of the annual reports of the chairman of the Audit Committee and Corporate Practices Committee regarding the activities carried out by such committees pursuant to Article 43, subsections I and II of the LMV.

Below is an excerpt of the resolution adopted at the Annual Ordinary General Meeting in connection with the fourth item of the Agenda:

“For all legal purposes, the report of the Audit Committee of the Company, rendered in terms of Article 43, subsections II of the Securities Market Law (Ley del Mercado de Valores) and Article Thirty Eighth of the Company’s By-Laws, with respect to the activities carried out by such Audit Committee during the period between January 1 to December 31, 2023, is hereby deemed as submitted and approved, and each and every action carried out by the Audit Committee of the Company in exercise of its authorities, as provided in such report, are hereby ratified, in the terms in which such report was made available to the shareholders of the Company.

Likewise, for all legal purposes, the report of the Corporate Practices Committee of the Company, rendered in terms of Article 43, subsection I of the Securities Market Law (Ley del Mercado de Valores) and Article Thirty Eighth of the Company’s By-Laws, with respect to the activities carried out by such Corporate Practices Committee during the period between January 1 to December 31, 2023, is hereby deemed as submitted and approved, and each and every action carried out by the Corporate Practices Committee of the Company in exercise of its authorities, as provided in such report, are hereby ratified, in the terms in which such report was made available to the shareholders of the Company”.

With respect to the fourth item of the Agenda, the shareholders’ representatives announced the proxy vote with respect to the 65,474,269 shares present and represented at the Annual Ordinary General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 52,749,494 shares, (ii) dissenting vote of 6,034 shares, and (iii) abstention of 12,718,741 shares.

FIFTH ITEM OF THE AGENDA

Presentation, discussion, and, if appropriate, approval of the Company’s Board of Directors report referred to in the policies for the acquisition and disposition of shares representative of the capital stock of the Company.

Below is an excerpt of the resolution adopted at the Annual Ordinary General Meeting in connection with the fifth item of the Agenda:

“For all legal purposes, the report of the Company´s Board of Directors referred to in section IV, number 3 of the policies for the acquisition and disposition of shares representative of the capital stock of the Company is hereby approved.”

With respect to the fifth item of the Agenda, the shareholders’ representative announced the proxy vote with respect to the 65,474,269 shares present and represented at the Annual Ordinary General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 52,782,054 shares, (ii) dissenting vote of 23,259 shares, and (iii) abstention of 12,668,956 shares.

SIXTH ITEM OF THE AGENDA

Proposal, discussion, and, if applicable, approval of the compensation plan for the members of the Board of Directors.

Below is an excerpt of the resolution adopted at the Annual Ordinary General Meeting in connection with the sixth item of the Agenda:

“It is hereby approved, for all legal purposes, the emoluments corresponding to all the members of the Board of Directors of the Company -excluding the Chairman and Chief Executive Officer of the Company- for the corporate year 2024, consisting of: (i) a fee payment in the amount of US$80,000. 00, payable in four quarterly installments, (ii) the right to receive 10,000 Series “A” shares, representing the variable portion of the Company’s capital stock or American Depositary Shares (“ADS”) representing such number of shares, within the framework of the Company’s Long-Term Incentive Plan, and (iii) an additional payment of US$30,000.00, payable exclusively to the persons who act as chairmen of the Audit Committee, the Corporate Practices Committee and the Compensation Committee of the Company.

The foregoing provided that (y) the right of the members of the Board of Directors to receive the emoluments described in items (i) and (ii) above shall be subject to their attendance to at least four meetings of the Board of Directors of the Company during the 2024 corporate year, and (z) the right to the additional payment described in item (iii) above shall be subject to the attendance of such persons to at least four meetings of the committees they are responsible for chairing during the 2024 corporate year.”

With respect to the sixth item of the Agenda, the shareholders’ representative announced the proxy vote with respect to the 65,474,269 shares present and represented at the Annual Ordinary General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 56,394,646 shares, (ii) dissenting vote of 9,055,522 shares, and (iii) abstention of 24,101 shares.

SEVENTH ITEM OF THE AGENDA

Appointment of delegates to comply with and, as appropriate, formalize the resolutions adopted at the Annual Ordinary General Shareholders’ Meeting; associated resolutions.

Below is an excerpt of the resolution adopted at the Annual Ordinary General Meeting in connection with the seventh item of the Agenda:

“It is hereby designated that Elizabeth Gómez Saldaña, Javier Sebastián Rodríguez Galli, Carlos Zamarrón Ontiveros, Crisanto Jesús Sánchez Carrillo, Jorge Alejandro Reyes Juárez, Luis Ernesto Garrido Solís, Sofía Sandoval Márquez, Valeria Renata Araiza Pérez y Valentina Márquez Miranda jointly or separately, by themselves or through the person they designate, if necessary, may appear before the notary public of their choice to request and grant the total or partial notarization of the present deed, as well as to issue the simple or certified copies, either in its entirety or in the pertinent part, of these minutes that may be requested of them, draft and sign the notices, publications, requests and writings that must be given in accordance with the applicable legal provisions and carry out the necessary formalities related to the matters approved at this Annual Ordinary General Meeting.”

With respect to the seventh item of the Agenda, the shareholders’ representative announced the proxy vote with respect to the 65,474,269 shares present and represented at the Annual Ordinary General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 65,451,675 shares, (ii) dissenting vote of 8,994 shares, and (iii) abstention of 13,600 shares.

EXTRAORDINARY GENERAL MEETING

FIRST ITEM OF THE AGENDA

Proposal, discussion, and, if applicable, approval of certain amendments to the Company’s bylaws in connection with the recent amendments to the LMV and the LGSM.

Below is an excerpt of the resolution adopted at the Extraordinary General Meeting in connection with the first item of the Agenda:

“In this act, it is approved, for all legal purposes, the amendments to Articles Sixth, Eighth, Eleventh, Seventeenth and Thirty-Third of the Company’s bylaws; on the occasion of certain recent amendments to the LMV published in the Federation’s Official Gazette on December 28, 2023 and certain amendments to the LGSM published in the Federation’s Official Gazette on October 20, 2023. By virtue of the foregoing, the integral amendment of the Company’s bylaws is hereby approved, and therefore, drafted in accordance with the document attached hereto as Exhibit 3.

Finally, the Secretary of the Company, as well as the other directors, managers, officers and representatives, within the scope of their respective competencies and powers, are hereby instructed to carry out all acts necessary pursuant to this resolution or convenient in connection with the perfecting of the bylaws of the Company, as fully amended herein, including without limitation, the following (if necessary): (i) the issuance of new share certificates representing the capital stock of the Company, which comply with the requirements established in Article 125 of the General Law of Commercial Companies (Ley General de Sociedades Mercantiles) and the applicable provisions contained in the Company’s bylaws, as they have been fully amended herein, (ii) the cancellation of the currently outstanding share certificates and its exchange for new share certificates, (iii) the preparation and recording of all applicable entries in the Company’s corporate books and records, and (iv) the preparation and delivery of all necessary notices to the appropriate governmental and regulatory authorities and public registries, as the case may be.”

With respect to the first item of the Agenda, the shareholders’ representatives announced the proxy vote with respect to the 96,102,459 shares present and represented at the Extraordinary General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 87,037,424 shares, (ii) dissenting vote of 3,327,003 shares, and (iii) abstention of 5,738,032 shares.

SECOND ITEM OF THE AGENDA

Appointment of delegates to comply with and, as appropriate, formalize the resolutions adopted at the Extraordinary General Shareholders’ Meeting; associated resolutions.

Below is an excerpt of the resolution adopted at the Extraordinary General Meeting in connection with the second item of the Agenda:

“It is hereby designated that Elizabeth Gómez Saldaña, Javier Sebastián Rodríguez Galli, Carlos Zamarrón Ontiveros, Crisanto Jesús Sánchez Carrillo, Jorge Alejandro Reyes Juárez, Luis Ernesto Garrido Solís, Sofía Sandoval Márquez, Valeria Renata Araiza Pérez y Valentina Márquez Miranda jointly or separately, by themselves or through the person they designate, if necessary, may appear before the notary public of their choice to request and grant the total or partial notarization of the present deed, as well as to issue the simple or certified copies, either in its entirety or in the pertinent part, of these minutes that may be requested of them, draft and sign the notices, publications, requests and writings that must be given in accordance with the applicable legal provisions and carry out the necessary formalities related to the matters approved at this Extraordinary General Meeting.”

With respect to the second item of the Agenda, the shareholders’ representatives announced the proxy vote with respect to the 96,102,459 shares present and represented at the Extraordinary General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 96,072,477 shares, (ii) dissenting vote of 9,603 shares, and (iii) abstention of 20,379 shares.

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